As filed with the Securities and Exchange Commission on March 10, 2003
                                                      Registration No. 333-06127
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                            MDU RESOURCES GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                      41-0423660
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               SCHUCHART BUILDING
                      918 EAST DIVIDE AVENUE, P.O. BOX 5650
                        BISMARCK, NORTH DAKOTA 58506-5650
                                 (701) 222-7900
       (Name, Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                             -----------------------

           MARTIN A. WHITE                         WARREN L. ROBINSON                  ELIZABETH W. POWERS, ESQ.
   Chairman of the Board, President       Executive Vice President, Treasurer    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
     and Chief Executive Officer              and Chief Financial Officer                 125 West 55th Street
      MDU Resources Group, Inc.                MDU Resources Group, Inc.                New York, New York 10019
          Schuchart Building                       Schuchart Building                        (212) 424-8000
918 East Divide Avenue, P.O. Box 5650    918 East Divide Avenue, P.O. Box 5650
  Bismarck, North Dakota 58506-5650        Bismarck, North Dakota 58506-5650
            (701) 222-7900                           (701) 222-7900

         (Names, Addresses and Telephone Numbers of Agents for Service)
                             -----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 is being filed for the purpose of amending and restating the Dividend Reinvestment and Direct Stock Purchase Plan.

     The Registration Statement (No. 333-06127) as originally filed related to the offering of 3,000,000 shares of common stock and 3,000,000 preference share purchase rights of MDU Resources Group, Inc. issuable under the MDU Resources Group, Inc. Automatic Dividend Reinvestment and Stock Purchase Plan. In July 1998, MDU Resources Group, Inc. effected a three-for-two common stock split.

                  Subject to Completion, dated      , 2003
PROSPECTUS

                            MDU RESOURCES GROUP, INC.
                              DIVIDEND REINVESTMENT
                                       AND
                           DIRECT STOCK PURCHASE PLAN

                                    Shares of Common Stock

     Our Dividend Reinvestment and Direct Stock Purchase Plan provides you with a simple and convenient method of purchasing our common stock and reinvesting cash dividends in shares of common stock without incurring brokerage commissions or service charges. Current record holders of our common stock and preferred stock can purchase our common stock by reinvesting all or a portion of their cash dividends and/or making optional cash investments. In addition, persons who are not already stockholders can purchase common stock through the plan. Interested investors who are not already stockholders can participate in the plan by making an initial investment of at least $250 or authorizing automatic monthly withdrawals from a bank account of at least $25 per month for a minimum of ten consecutive months.

     The plan allows you to:

     o purchase our common stock through cash investments made by check or by automatic monthly withdrawals from a checking or savings account

     o elect to have cash dividends paid on all or a percentage of your shares automatically reinvested in shares of our common stock

     o    deposit common stock certificates for credit to your account

     o transfer shares to the existing account of another participant or to a newly-created account of a person not participating in the plan

     o    purchase shares for the account of another person

     o sell shares held in the plan and obtain certificates for shares held in the plan and

     o    execute certain transactions by telephone or online.

     Our shares of common stock are traded on the New York Stock Exchange and the Pacific Exchange under the symbol "MDU". The closing price of our common
stock on the New York Stock Exchange on            , 2003 was $     per share.

     To the extent required by applicable law in certain jurisdictions, shares of common stock offered under the plan to persons not presently stockholders are offered through Wells Fargo Investments, LLC.

                        --------------------------------

     Please review the risk factors that we have disclosed in our public filings under the Securities Exchange Act of 1934, as amended. You should also review the documents incorporated by reference in this prospectus for additional factors you should consider.

     Please read this prospectus carefully before investing and retain it for your future reference. We and the plan administrator cannot assure you of a profit or protect you against a loss on the shares of common stock you purchase under the plan.

                        --------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is            , 2003.

                                TABLE OF CONTENTS

                                                                            Page


      Changes to the Plan.....................................................1
      Forward-Looking Statements..............................................1
      Summary of the Plan.....................................................3
      MDU Resources Group, Inc................................................5
      Description of the Plan.................................................6
               Introduction...................................................6
               Plan Administration............................................7
               Account Forms..................................................8
               Enrollment.....................................................8
               Dividend Reinvestment..........................................9
               Optional Cash Investments.....................................10
               Changing Your Investment Options..............................11
               Purchase of Shares............................................11
               Expenses Related to Purchases.................................13
               Certificates for Shares.......................................13
               Share Transfers and Gifts.....................................14
               Sale of Shares................................................14
               Account Access................................................15
               Account Statements............................................16
               Termination of Participation..................................16
               Other Information.............................................17
      Use of Proceeds........................................................18
      Dividend Policy........................................................18
      Federal Income Tax Consequences........................................18
      Where You Can Find More Information....................................21
      Incorporation by Reference.............................................21
      Experts................................................................21
      Legal Opinions.........................................................22


     You should rely only on the information contained or incorporated in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

     This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               Changes to the Plan

     This prospectus amends and restates our earlier Automatic Dividend Reinvestment and Stock Purchase Plan. Amendments to the plan include:

     o    changing the name of the plan

     o allowing participants to make optional cash investments on a more frequent basis

     o increasing the amount of the required initial investment for investors who are not already stockholders

     o    decreasing the minimum amount of optional cash investments

     o    increasing the maximum monthly amount of optional cash investments

     o changing the cost the plan administrator charges when a participant sells shares held in a plan account

     o allowing participants to choose whether to have dividends reinvested or paid on all or a percentage of their shares and

     o changing the date your bank account is debited for automatic monthly withdrawals.

     The amended and restated plan becomes effective on                 , 2003.

     All participants in the old plan will automatically continue in the amended plan. A limited number of participants, who elected no dividend reinvestment or partial dividend reinvestment on shares held outside the plan, will be asked by the plan administrator to complete a new election form.

     Under the old plan, all dividends paid on plan shares were reinvested. Participants could elect full, partial or no dividend reinvestment on shares held outside the plan. Under the amended plan, a participant's dividend reinvestment election -- full, partial or none -- will apply to both plan shares and shares held outside the plan.

     The plan administrator will send a letter to the limited number of participants affected by this change asking them to make a new dividend election that will apply to both plan shares and shares held outside the plan. If a recipient of this letter does not make an election within 30 days of receiving the letter, the plan administrator will select partial dividend reinvestment based on the amount the participant currently reinvests. This will be a percentage to the nearest multiple of 10. Participants can choose to change their dividend reinvestment option at any time by completing an account election form (see question 14).

     In the event you are a participant in the old plan and, after reviewing this prospectus, you do not wish to continue participation in the amended plan, you should contact the plan administrator.

     The plan does not represent a change in our dividend policy, which will continue to depend on future earnings, financial requirements and other factors. The payment of dividends is at the discretion of our board of directors, which may change the amount and timing of dividends at any time without notice.

                           Forward-Looking Statements

     This document and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section

21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and risk factors included in our latest Annual Report on Form 10-K at Item 7 -- "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in any other documents incorporated by reference into this prospectus. Forward-looking statements are all statements other than statements of historical fact, including without limitation, those statements that are identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions.

                               Summary of the Plan

     DIVIDEND REINVESTMENT. You may elect to reinvest cash dividends on all, some or none of your shares of common stock, preferred stock or preferred stock
A. In this prospectus, we refer to our preferred stock and preferred stock A collectively as our preferred stock. The plan administrator will use cash dividends paid on shares as to which you elect reinvestment to purchase shares of common stock, which will be added to your plan account. We will pay cash dividends on shares as to which you do not elect reinvestment to you by check or direct deposit (see question 10).

     OPTIONAL CASH INVESTMENTS. After enrolling in the plan, you may purchase shares of our common stock through the plan in any amount from a minimum of $25 per investment to a maximum of $10,000 per month. You may make optional cash investments by authorizing automatic monthly withdrawals from your bank account or by sending a check or money order to the plan administrator at any time (see question 13).

     ENROLLMENT. To enroll in the plan, you must complete and sign an account authorization form and return it to the plan administrator or establish online access and enroll over the internet (see question 7).

     INITIAL INVESTMENT. If you are not a registered owner of our common or preferred stock, you may purchase common stock through an initial investment of at least $250 or authorize automatic monthly withdrawals from your bank account of at least $25 per month for a minimum of ten consecutive months (see question
8).

     PRICE OF SHARES PURCHASED THROUGH THE PLAN. The price of common stock purchased through the plan will depend on whether the shares are purchased directly from us or on the open market. The price per share for shares purchased on the open market or in negotiated transactions will be the weighted average price paid for all shares acquired by the plan during the applicable investment period. The price of shares acquired directly from us will be the average of the high and low sale prices on the applicable investment date (see question 16).

     FREQUENCY OF PURCHASES. The plan administrator will typically make share purchases on (a) Tuesday of each week or, if Tuesday is not a trading day, the next trading day following Tuesday or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a trading day, the next trading day following the dividend payment date (see question 18).

     SAFEKEEPING. You may deposit common stock certificates with the plan administrator for safekeeping. The shares represented by these certificates will be converted to book-entry shares held in your plan account (see question 22).

     CERTIFICATE ISSUANCE. You may receive stock certificates for any whole shares held in your plan account without charge at any time upon request (see question 21).

     PLAN ACCOUNTS. Shares of common stock held in the plan - whether purchased through cash contributions, acquired through dividend reinvestment, deposited for safekeeping or otherwise - will be reflected in book-entry form in an account in your name.

     SELLING SHARES. You may direct the plan administrator to sell shares of common stock held in the plan account. You will be charged certain costs such as broker's commissions and service fees in connection with sales from your plan account (see questions 25 and 26).

     SHARE TRANSFERS AND GIFTS. You can transfer shares from your account to another person and/or purchase shares for others as a gift (see questions 23 and 24).

                            MDU Resources Group, Inc.

     We are a diversified natural resource company which was incorporated under the laws of the State of Delaware in 1924. Our principal executive offices are at the Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 222-7900. Our internet address is www.mdu.com.

     Montana-Dakota Utilities Co., one of our public utility divisions, through the electric and natural gas distribution segments, generates, transmits and distributes electricity and distributes natural gas in the northern Great Plains. Great Plains Natural Gas Co., another of our public utility divisions, distributes natural gas in southeastern North Dakota and western Minnesota. These operations also supply related value-added products and services in the northern Great Plains.

     We, through our wholly owned subsidiary, Centennial Energy Holdings, Inc., own WBI Holdings, Inc., Knife River Corporation, Utility Services, Inc., Centennial Energy Resources LLC and Centennial Holdings Capital LLC.

     WBI Holdings is comprised of the pipeline and energy services and the natural gas and oil production segments. The pipeline and energy services segment provides natural gas transportation, underground storage and gathering services through regulated and nonregulated pipeline systems primarily in the Rocky Mountain and northern Great Plains regions of the United States. The pipeline and energy services segment also provides energy-related management services, including cable and pipeline magnetization and locating. The natural gas and oil production segment is engaged in natural gas and oil acquisition, exploration and production activities primarily in the Rocky Mountain region of the United States and in the Gulf of Mexico.

     Knife River mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mixed concrete, cement, asphalt and other value-added products, as well as performing integrated construction services, in the north central and western United States, including Alaska and Hawaii.

     Utility Services is a diversified infrastructure company specializing in electric, gas and telecommunication utility construction, as well as industrial and commercial electrical, exterior lighting and traffic signalization throughout most of the United States. Utility Services also provides related specialty equipment manufacturing, sales and rental services.

     Centennial Resources owns electric generating facilities in the United States. Electric capacity and energy produced at these facilities is sold under long-term contracts to nonaffiliated entities. Centennial Resources also invests in potential new growth and synergistic opportunities that are not directly being pursued by the other business units. These activities are reflected in the independent power production segment.

     Centennial Capital insures and reinsures various types of risks as a captive insurer for certain of our subsidiaries. The function of the captive program is to fund the deductible layers of the insured companies' general liability and automobile liability coverages. Centennial Capital also owns certain real and personal property and contract rights. These activities are reflected in the independent power production segment.

     We, through our wholly owned subsidiary, Centennial Energy Resources International Inc, have an investment in an electric generating facility in Brazil. Electric capacity and energy produced at this facility is sold under a long-term contract to a nonaffiliated entity. Centennial International invests in projects outside the United States which are consistent with our philosophy, growth strategy and areas of expertise. These activities are reflected in the independent power production segment.

                             Description of the Plan

Introduction

1.   What is the purpose of the plan?

     The purpose of the plan is to provide participants with a simple and convenient method of automatically investing all or a portion of their cash dividends and/or making optional cash investments to purchase shares of our common stock, without paying brokerage commissions or service charges. In addition, when we direct the plan administrator to purchase common stock directly from us, the plan provides us with a cost-efficient way to raise additional capital.

2.   What are the advantages to participating in the plan?

     Participation in the plan has the following advantages:

     o You will not pay brokerage commissions or service fees in connection with purchases under the plan (see question 20).

     o Full investment of funds is possible under the plan because the plan permits fractional shares, as well as whole shares, to be credited to your account (see question 17).

     o Since the plan administrator holds shares in your account in book-entry form, you will avoid the cost and risk associated with the storage, loss, theft or destruction of stock certificates. You may receive stock certificates without charge at any time, upon request (see question 21).

     o Your recordkeeping is simplified, since you will receive a statement of your plan account after any account activity occurs (see question
          30).

     o You can execute certain transactions over the telephone or online (see questions 27 and 28).

3.   What are the disadvantages to participating in the plan?

     Participation in the plan has the following disadvantages:

     o You will not be able to time precisely your purchases through the plan and will bear the market risk associated with the fluctuations in the price of the common stock pending investment of funds under the plan (see questions 18 and 19).

     o Execution of sales of shares held in the plan may be subject to delay. You will bear the market risk associated with the fluctuations in the price of the common stock pending the sale of your shares pursuant to the plan (see question 25).

     o You will not earn interest on funds held by the plan administrator pending their investment (see question 18).

     o You may not pledge the shares credited to your plan account until you withdraw the shares from the plan (see question 38).

     o Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.


Plan Administration

4.   Who administers the plan?

     Wells Fargo Shareowner Services, a division of Wells Fargo Bank Minnesota, N.A., who we refer to in this prospectus as the plan administrator, administers the plan. The plan administrator is responsible for enrolling new participants in the plan, reinvesting dividends, processing optional cash investments, processing share sale requests, depositing and safekeeping plan shares, processing requests for certificates, and issuing account statements. You can obtain information about the plan, the plan administrator or your plan account by contacting the plan administrator online, by telephone or in writing.

     The plan administrator is also responsible for purchasing and selling shares of common stock for participants' plan accounts, including the selection of the broker or dealer through which plan purchases and sales are made. We have no control over the times or prices at which the plan administrator effects transactions in the open market or the selection of the broker or dealer used by the plan administrator to effect open market transactions.

Internet addresses:

General Inquiries:  www.wellsfargo.com/shareownerservices
Account Information:  www.shareowneronline.com

Telephone/fax number:

Tel:     1-877-536-3553*
Fax:     1-651-552-6999

*Telephone hours are Monday through Friday, between the hours of 7:00 a.m. and 7:00 p.m. Central Time.

Mailing address:                            Certified/Overnight Mail:
MDU Resources Group, Inc.                   MDU Resources Group, Inc.
c/o Wells Fargo Shareowner Services         c/o Wells Fargo Shareowner Services
PO Box 64863                                161 North Concord Exchange
St. Paul, MN 55164-0863                     South St. Paul, MN 55075-1139

     When communicating with the plan administrator about an existing account, you should provide your account number and a daytime telephone number. Be sure also to refer to "MDU Resources Group, Inc."

Account Forms

5. What forms do I use to enroll in the plan, request certain transactions or make changes to my plan account?

     To enroll in the plan, request certain transactions or make changes to your plan account, you should complete the appropriate account form and return it to the plan administrator. The three different forms are explained below. You may obtain these account forms by contacting the plan administrator by telephone, or downloading similar forms online (see question 4). You should return all forms to the plan administrator.

     Account Authorization Form. An account authorization form is used to enroll in the plan and, at the time of enrollment, select a dividend reinvestment option and, if you choose, authorize automatic monthly withdrawals and/or authorize automated account access. An account authorization form is enclosed with this prospectus.

     Transaction Request Form. A transaction request form is used to establish, change or terminate automatic monthly withdrawals, make optional cash investments, sell plan shares, deposit share certificates, request certificates for plan shares and terminate participation in the plan. A transaction request form is attached to each account statement mailed to participants.

     Account Election Form. An account election form is used to establish, change or terminate automatic monthly withdrawals, change record address, make or change dividend reinvestment elections and authorize automated account access. You can obtain this form by contacting the plan administrator.

     You can conduct certain transactions by telephone and online without using these account forms (see questions 27 and 28).


Enrollment

6.   Who is eligible to participate?

         Any interested investor, whether or not an existing stockholder of record of our common or preferred stock, is eligible to participate in the plan.

7.   How do I enroll in the plan?

     You may enroll in the plan online or by completing an account authorization form and returning it to the plan administrator.

     Online. You can enroll online at www.shareowneronline.com. At the time of establishing online account access, you will be required to provide certain information in order to complete the enrollment process. After establishing online account access, you will also be able to view your account online and conduct certain transactions online (see questions 28 and 29).

     Mail. You can also enroll by completing an account authorization form and returning it to the plan administrator at the address set forth in question 4. You can obtain an account authorization form at any time by going online or by contacting the plan administrator at the address or telephone number stated in question 4.

     In addition to the enrollment procedures described above, interested investors who are not already stockholders of record must make an initial investment (see question 8).

8. Are there any additional enrollment requirements for investors who are not already stockholders?

     Yes. If you are not already a stockholder of record of our common or preferred stock, you must also make an initial investment of at least $250 or authorize automatic monthly withdrawals from your bank account of at least $25 for a minimum of ten consecutive months (see question 13 for information about sending checks to the plan administrator).

     The plan administrator will make every effort to process your investment for the next investment date, provided that it receives the funds no later than two business days prior to an investment date. Otherwise, the plan administrator holds cash investments for investment on the next investment date (see question
18).

9. How do I participate if my shares are held for me in the name of my bank or broker?

     Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank nominee or trustee) have three ways to participate in the plan. First, beneficial owners may participate by having at least one of their shares registered into their own names. Second, beneficial owners can make arrangements for such participation with the broker or fiduciary institution in whose name the stock is registered without having to transfer any shares into their own names, if the broker or fiduciary institution agrees to provide such service. In this case, it is the broker or fiduciary institution that becomes the participant in the plan. Third, a beneficial owner can enroll in the plan by completing an account authorization form and making the initial investment that is required for investors who are not already stockholders (see questions 7 and 8).


Dividend Reinvestment

10.  How does dividend reinvestment work?

     When you enroll in the plan, you will need to select one of the three dividend reinvestment options offered through the plan. Your selection will apply to shares held in your plan account and shares registered in your name. You can change your selection at any time by following the instructions given in question 14.

     Your three dividend reinvestment options are as follows:

     o Full Dividend Reinvestment - You can elect to automatically reinvest cash dividends paid on all shares then or subsequently registered in your name and all shares then or subsequently held in your plan account, including fractional shares and shares purchased under the plan, in shares of common stock.

     o Partial Dividend Reinvestment - You can elect a percentage from 10% to 90%, in increments of 10%, of the total number of shares then or subsequently registered in your name and then or subsequently held in your plan account with respect to which you want cash dividends reinvested. The plan administrator will reinvest the cash dividends paid on the specified percentage in shares of common stock.

     o Optional Cash Investments Only - You can elect "Optional Cash Investments Only." This means you will continue to receive, by check or direct deposit, cash dividends paid on shares then or subsequently registered in your name and held in your plan account.

     If you hold both common and preferred stock, you can select one option for your preferred stock and a different reinvestment option for your common stock (see question 11).

     Regardless of your choice of dividend reinvestment option, you may make optional cash investments at any time (see question 13).

11.  Can I reinvest dividends paid on shares of preferred stock?

     Holders of record of shares of our preferred stock and preferred stock A can reinvest dividends paid on their preferred shares in shares of our common stock. In this prospectus, we refer to our preferred stock and preferred stock A collectively as our preferred stock. In order to reinvest dividends paid on our preferred stock, you will need to check the box marked "preferred stock" in the "Dividends" section of the account authorization form or account election form.

     You can only hold common stock in your plan account. You cannot purchase shares of preferred stock under the plan or deposit certificates representing preferred stock in your plan account.

12.  When will dividend reinvestment begin?

     If your request is received by the plan administrator on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on that dividend payment date. If your request is received by the plan administrator after the record date, dividend reinvestment will begin with the dividend payment for the next quarter. We normally pay dividends on common and preferred stock on the first day of January, April, July and October. The dividend record date is normally two weeks before the dividend payment date. The payment of dividends on our common and preferred stock is at the discretion of our board of directors.


Optional Cash Investments

13.  How can I make optional cash investments?

     After enrolling in the plan, you may make optional cash investments by authorizing automatic monthly withdrawals from your bank account or by sending a check or money order to the plan administrator at any time. You can vary your optional cash investments from a minimum of $25 per investment up to a maximum of $10,000 per month.

     Check or Money Order. When making optional cash investments by check or money order, you must include a completed transaction request form. A transaction request form is attached to your account statement. In addition, you can obtain a transaction request form by contacting the plan administrator (see question 4).

     You should make your check payable to "Shareowner Services" and include your account number on your check. Be sure also to refer to "MDU Resources Group, Inc." You should mail your check directly to the plan administrator at the address set forth in question 4. The plan administrator will make every effort to process your investment for the next investment date, provided that it receives the funds no later than one business day prior to an investment date. Otherwise, the plan administrator holds cash investments for investment on the next investment date (see question 18). Do not mail checks to MDU Resources Group, Inc.

     Your check or money order must be in U.S. dollars and drawn on a United States bank. If you live outside the United States, contact your bank to verify that they can provide you with a check that clears through a United States bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks through a non-United States bank. Please do not send cash.

     You may obtain a refund of any cash investment upon request received by the plan administrator on or before the second business day prior to the date on which it is to be invested. However, the plan administrator will not make any refunds until it has actually collected the funds from any check or money order.

     Automatic Electronic Funds Transfer. In addition to making optional cash investments by check or money order, you may authorize automatic monthly withdrawals from a designated United States bank account. With automatic monthly withdrawals, your bank account is debited four business days before the investment date. The investment date for funds received from automatic monthly withdrawal is the third Tuesday of each month or, if the third Tuesday is not a trading day, the next trading day following the third Tuesday of each month.

     You will not receive any confirmation of the transfer of funds other than as reflected in your monthly plan account statements and in your bank account statements.

     To authorize automatic monthly withdrawals from your bank account, new investors can go online or complete and sign the Automatic Cash Withdrawal and Investment section of the account authorization form and return it to the plan administrator together with a voided blank check or deposit slip for the account from which funds are to be transferred. Current participants can go online or use an account election form to authorize monthly automatic withdrawals. Your automatic funds transfers will begin as soon as practicable after the plan administrator receives your request.


Changing Your Investment Options

14.  May I change my investment options under the plan?

     Yes, you may change your investment options at any time by contacting the plan administrator by telephone, making the request online or completing and returning an account election form (see questions 27 and 28 regarding telephone and online transactions).


Purchase of Shares

15.  What is the source of shares purchased under the plan?

     Shares purchased by the plan administrator under the plan may come from:

     o    our authorized but unissued shares or treasury shares of common stock

     o shares purchased through the plan administrator on the open market or through negotiated transactions or

     o    a combination of the foregoing.

     We determine the source of shares used to meet the plan's requirements and, subject to certain regulatory restrictions on the frequency with which we can change our determination, may change such determination from time to time without notice to plan participants.

16.  How is the purchase price determined?

     The price of common stock purchased through the plan will depend on whether the shares are acquired in the open market or directly from us. The price per share for shares purchased on the open market or in negotiated transactions will be the weighted average price paid for all shares acquired by the plan during the applicable investment period, excluding any related brokerage commissions or other service fees. The price of shares acquired directly from us is the average of the high and low sale prices of the common stock, as reported on the New York Stock Exchange Composite Tape, on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next trading day the New York Stock Exchange is open.

17.  How many shares will be purchased for me?

     The number of shares of common stock purchased for you will depend on the amount of cash dividends being reinvested, if any, the amount of your optional cash investments, if any, and the purchase price per share for the applicable purchase date. The plan administrator will credit your account with that number of whole shares and fractional shares (computed to the third decimal place) equal to the net amount to be invested divided by the purchase price, as determined in the manner set forth in question 16.

18.  When will the plan administrator make share purchases under the plan?

     The timing of share purchases under the plan depends on whether the plan administrator is reinvesting dividends or investing initial and optional cash investments.

     Dividend Reinvestment. The plan administrator expects to reinvest cash dividends on the applicable dividend payment date or, if the dividend payment date is not a trading day, the next trading day following the dividend payment date.

     Initial and Optional Cash Investments. The plan administrator expects to invest initial and optional cash investments on (a) Tuesday of each week or, if Tuesday is not a trading day, the next trading day following Tuesday or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a trading day, the next trading day following the dividend payment date.

     The plan administrator expects to complete all purchases on the dividend payment date or investment date, but it will make all purchases within five business days of the dividend payment date or investment date, subject to any waiting periods required under applicable laws or stock exchange regulations.

     The plan administrator will not be liable for any claim arising out of failure to purchase stock on a certain date or at a specific price. You bear this risk by participating in the plan. You will not earn interest on funds held by the plan administrator pending their investment in common stock.

19.  What discretion will I have as to matters relating to purchases?

     You will not have any discretion as to matters relating to purchases, including determination of the number of shares, if any, to be purchased on any day or at any time of day, the price to be paid for such shares, the source from which such shares are to be purchased and when the shares are purchased.


Expenses Related to Purchases

20. Will I incur any expenses in connection with the purchase of shares under the plan?

     No, you will not incur any brokerage commissions or service fees in connection with purchases of shares under the plan. Regardless of whether the plan administrator purchases shares directly from us, on the open market or in negotiated transactions, we will pay any and all expenses incurred in administering the plan, including brokerage commissions and service fees.

     If your optional cash investment is returned for any reason and the plan administrator has already credited your account for the purchase, it will sell the purchased shares and debit your account.

     You will incur expenses if you choose to sell shares held in your plan account (see question 26).


Certificates for Shares

21. Will certificates automatically be issued to me for shares purchased under the plan?

     No. Plan purchases are credited to your account and shown on your account statement. You do not receive certificates for your plan shares unless you request them. This protects against loss, theft or destruction of stock certificates and reduces administrative costs associated with the plan.

     You may obtain certificates for some or all whole plan shares at any time by returning the transaction request form attached to your account statement to the plan administrator or by contacting the plan administrator by telephone (see question 4). Any remaining whole and fractional shares will remain in your plan account. The plan administrator will not under any circumstances issue a certificate for a fraction of a share. Unless otherwise instructed, the plan administrator will issue a certificate in the name or names in which your account is registered.

22.  May I deposit certificated shares in my account?

     Yes, you may deposit with the plan administrator certificates representing shares of common stock, whether or not the shares were acquired under the plan, at no cost to you. To use this service, you must send your certificates to the plan administrator, accompanied by the transaction request form attached to your account statement. Do not endorse the certificates or complete the assignment section on the back of the certificates.

     Shares represented by certificates deposited with the plan administrator are credited to your account and thereafter are treated as if acquired under the plan. You are responsible for maintaining your own records on the cost basis of certificated shares deposited with the plan administrator.

     We recommend that you use registered mail to mail your certificates to the plan administrator, insuring the certificates for 2% of the current market value of the shares represented thereby. In any case, you bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

Share Transfers and Gifts

23.  May I transfer plan shares to another person?

     Yes, you may transfer plan shares to another person subject to compliance with any applicable laws. To do this, you must complete and sign a stock power and return the completed executed stock power to the plan administrator. Your signature on the stock power must be medallion guaranteed by an eligible financial institution. You can obtain a stock power form online or by contacting the plan administrator by telephone.

     To transfer shares to an existing account of a participant, provide the participant's name and account number on the stock power. If the recipient is not already a participant in the plan, you can instruct the plan administrator to open an account for the recipient. You can do this by submitting an account authorization form and choosing a dividend reinvestment option for the recipient. You can also instruct the plan administrator to issue a share certificate in the recipient's name.

     The plan administrator will use the following guidelines to execute share transfers when specific instructions are not provided on the stock power form:

     o When transferring shares to a plan participant, the plan administrator will transfer the shares to the participant's existing account.

     o When transferring shares to a current stockholder not participating in the plan, the plan administrator will issue a certificate in the stockholder's name.

     o When transferring shares to a person who is not a current stockholder, the plan administrator will automatically open an account for the person and enroll them in the plan. The plan administrator will select the "Full Dividend Reinvestment" option for this account. The stockholder can change this dividend reinvestment option at any time (see question 14).

24.  May I purchase shares for others?

     Yes, you may purchase shares of common stock for others by making cash investments on their behalf. If the recipient is not already a participant in the plan, you must have them complete an account authorization form and return the completed form to the plan administrator together with either an initial investment of at least $250 or authorization for automatic monthly withdrawals of at least $25 for a minimum of ten consecutive months. If the recipient is already a participant in the plan, you can submit a check of at least $25 with the recipient's account number and name on it. Be sure also to refer to "MDU Resources Group, Inc."


Sale of Shares

25.  How may I sell shares held in my plan account?

     You may request at any time that the plan administrator sell some or all of the shares held in your plan account by completing a transaction request form or submitting a written request, which includes your account number and references "MDU Resources Group, Inc.," to the plan administrator.

     If the current market value of the shares requested to be sold is $25,000 or less, and you have previously authorized automated account access, you may sell plan shares by contacting the plan administrator by telephone or requesting the sale online (see questions 27 and 28). This limitation is set to help protect against unauthorized sales. In addition, the plan administrator, for any reason at its sole discretion and at any time, has the right to decline to process a telephone or online sale request and in its place require written submission of the sale request.

     The plan administrator will make every effort to process your sale order on the next trading day following receipt of your properly completed request, provided that instructions are received before 5:00 p.m. Central Time. Sale requests involving multiple transactions may experience a delay. The plan administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. You bear this risk by participating in the plan.

     The plan administrator will mail the proceeds from the sale of the shares, less applicable brokerage commissions and service fees, to you after the settlement of the sale. You can choose whether to receive the proceeds from the sale by check payable to the name or names in which your plan account is registered or to have the proceeds deposited directly into your United States bank account.

26. Will I incur any expenses in connection with the sale of shares under the plan?

     Yes, the plan administrator charges a service fee of $10 per transaction and a broker commission of $0.10 per share sold. The plan administrator deducts these fees directly from the sale check or direct bank deposit.


Account Access

27.  May I execute transactions by telephone?

     Yes. In order to conduct transactions by telephone, you will need to authorize automated access for your account and select a personal identification number for security purposes. Investors who do not currently participate in the plan must use the account authorization form to establish automated access. Current participants can establish automated access by completing the appropriate section on the account election form. You can obtain these forms from the plan administrator (see question 4). After you have authorized automated access, you will be able to:

     o    change your dividend reinvestment option

     o change the dollar amount of or terminate automatic monthly withdrawals from your bank account

     o request a certificate for all or a portion of your whole plan shares, if the current market value of the shares to be issued is $50,000 or less and

     o sell all or a portion of your plan shares, if the current market value of shares to be sold is $25,000 or less and you have a United States bank account.

28.  May I view my account information and execute transactions online?

     Yes. The plan administrator maintains an internet web site at www.shareowneronline.com that allows you to view your account balance, stock values, dividend information, reinvestment details and other helpful information. You can also use online access to:

     o    enroll in the plan

     o    change your dividend reinvestment option

     o authorize, change or terminate automatic monthly withdrawals from your bank account

     o sell all or a portion of your shares, if the current market value of the shares to be sold is $25,000 or less, you have a United States bank account and, for joint accounts, you have previously authorized automated account access and

     o    update your personal information.

29.  How do I establish online access?

     To establish online access or for online enrollment, go to www.shareowneronline.com and click on "Here". Next, simply click on "First Time Visitor" and follow the instructions provided. Participation in the plan through the plan administrator's online services is voluntary.


Account Statements

30.  What kind of reports will I receive from the plan administrator?

     The plan administrator maintains an account for each plan participant and sends account statements to each participant as soon as practicable after each quarterly dividend reinvestment, after each optional cash investment and after any transfer, sale, deposit or withdrawal of plan shares. Included as a part of the statement is a transaction request form that you may use for requesting plan transactions (see question 5).

     The account statements provide you with records of your purchases and sales and should be retained for tax purposes. It is important to retain all statements you receive as the plan administrator currently charges a fee of $15 per year to supply historical statement information.

     In addition, you will receive copies of all communications sent to all holders of our common stock, including the annual report, the notice of annual meeting and proxy statement, and any reports or informational statements required by the Internal Revenue Service.


Termination of Participation

31.  When and how may I close my plan account?

     Your participation in the plan is entirely voluntary. You may terminate your participation at any time by submitting the appropriate information on the transaction request form attached to your account statement or by submitting a written request, which includes your account number and references "MDU Resources Group, Inc.," to the plan administrator. You may also terminate your participation in the plan by telephone (see question 27).

     The plan administrator must receive termination requests at least four business days prior to the record date to be effective as to the next cash dividend. Any such notice the plan administrator receives after the fourth business day prior to a dividend record date will not be effective until dividends paid for such record date have been credited to your account. In addition, the plan administrator must receive requests to terminate automatic monthly withdrawals from a bank account at least 15 business days prior to the scheduled investment date to ensure that your request is effective as to the next optional cash investment.

     Upon termination of your participation in the plan, unless you have requested that some or all plan shares be sold, the plan administrator will send you a certificate representing the number of whole shares in your plan account and a check, less any applicable brokerage commissions and service fees, in the amount of the market value of any fractional share. If you so request, the plan administrator will sell some or all plan shares on your behalf. After settlement of the sale, the plan administrator will send you a check, less any applicable brokerage commissions and service fees and a certificate representing any whole shares not sold.

32.  Can I re-enroll in the plan after termination?

     After termination, previous participants may re-enroll in the plan by submitting a new account authorization form and complying with all other enrollment procedures (see questions 7 and 8). In order to minimize unnecessary plan administrative costs and to encourage use of the plan as a long-term investment vehicle, we reserve the right to deny participation in the plan to previous participants whom we or the plan administrator believe have been excessive in their enrollment and termination.

33.  May I discontinue dividend reinvestment without closing my plan account?

     Yes, you may at any time discontinue the reinvestment of your cash dividends on any or on all of your shares without closing your plan account by filling out an account election form and returning it to the plan administrator or by making the request over the telephone or online (see questions 27 and 28).


Other Information

34. What happens if MDU Resources Group, Inc. issues a stock dividend or declares a stock split?

     If we declare a stock dividend or stock split, the plan administrator will credit the number of shares of common stock distributable with respect to the plan shares that you own as of the record date to your plan account on the payable date.

     If you send a notice of termination or a request to sell to the plan administrator between the record date and the payable date for a stock distribution, the plan administrator will not process the request until the stock distribution is credited to your account.

35.  How will shares in my account be voted?

     For each meeting of stockholders, you will receive proxy materials that allow you to vote your plan shares by proxy. If you do not return the proxy card or return it unsigned, none of your shares will be voted unless you vote in person.

36. What are the responsibilities of MDU Resources Group, Inc. and the plan administrator under the plan?

     We and the plan administrator will not be liable under the plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of written notice of such death, the prices at which shares are purchased or sold for your account, the times when purchases or sales are made, check clearing or fluctuations in the market value of our common stock. Such limitation of liability shall not affect any rights a participant may have under the Securities Act of 1933 or other applicable securities laws.

     You should recognize that we and the plan administrator cannot provide you with any assurance of a profit or protection against a loss on the shares of common stock purchased or held for you under the plan. We and the plan administrator do not have any responsibility beyond the exercise of ordinary care for any action taken or omitted to be taken in connection with the plan. In addition, we and the plan administrator do not have any duties, responsibilities or liabilities other than those expressly set forth in the plan.

     You should be aware and are cautioned that this prospectus does not provide you with a guarantee regarding the frequency or amount of future dividends, which will continue to depend upon our future earnings, financial requirements and other factors.

37.  Who determines questions of interpretation under the plan?

     We reserve the right to interpret and regulate the plan as we deem necessary or advisable in connection with the operation of the plan.

38.  Can shares credited to my account be pledged?

     No, you may not pledge or grant a security interest in plan shares unless certificates representing the shares have been issued by the plan administrator.

39.  Can MDU Resources Group, Inc. change or discontinue the plan?

     We reserve the right to suspend, modify or terminate the plan at any time. Notice of such suspension, modification or termination will be sent to all affected participants.

                                 Use of Proceeds

     We will receive no proceeds from open market or negotiated purchases of common stock. We expect to use the proceeds from the purchase of common stock directly from us for corporate development purposes, including, without limitation, acquisitions made by or on behalf of our subsidiaries and other general corporate purposes, and may include the repayment of a portion of outstanding short-term borrowings incurred for those purposes. We have no basis for estimating either the number of shares of common stock that will ultimately be sold pursuant to the plan or the prices at which such shares will be sold.

                                 Dividend Policy

     It is generally our practice to pay dividends on our common and preferred stock quarterly on the first day of January, April, July and October. The payment of dividends is within the sole discretion of our board of directors. The payment of dividends depends on future earnings, financial requirements and other factors. We cannot provide you with any assurance as to the amount of future dividends.

                         Federal Income Tax Consequences

     The following description is only a summary of certain federal income tax consequences of participation in the plan and does not purport to be a complete description of all federal income tax consequences of participation in the plan. The description may be affected by future legislation, Internal Revenue Service rulings and regulations, or court decisions. Accordingly, plan participants should consult with their own tax advisors with respect to the federal, state and local tax consequences of participation in the plan. The taxation of foreign stockholders is complicated, and, except as noted, is not discussed in this prospectus. Accordingly, plan participants should consult with their own tax advisors with respect to federal and foreign tax consequences of the plan. Except as provided below, the federal income tax consequences to a participant (including a participating corporate stockholder) in the plan, as of the date of this prospectus, may be summarized as follows:

     (1) With respect to reinvested cash dividends used to purchase authorized but unissued shares or treasury shares of common stock from us, a participant will be treated for federal income tax purposes as having received a distribution in an amount equal to the fair market value of the number of shares (including fractional shares) of common stock purchased with such reinvested cash dividends on the stock dividend payment date. This distribution will be treated as dividend income to the participant to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes, and as reported as such on Form 1099-DIV. The participant's basis in the shares so purchased will be equal to the fair market value of such shares on the dividend payment date.

     (2) With respect to reinvested cash dividends used through the plan administrator to purchase shares of common stock on the open market or through negotiated transactions, a participant will be treated for federal income tax purposes as having received a distribution in an amount equal to the cash dividends reinvested plus any brokerage commissions we pay to obtain the shares. This distribution will be treated as dividend income to the participant to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes, and as reported as such on Form 1099-DIV. The participant's basis in the shares so purchased will be equal to the amount treated as a dividend distribution to such participant.

     (3) A participant who purchases common stock with optional cash investments will recognize no taxable income upon such purchase except to the extent of any brokerage commissions we pay to obtain such shares, which amount will be treated as dividend income to the participant to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes, and as reported as such on Form 1099-DIV. The basis of shares purchased in this manner will be the amount of the optional cash investment plus any brokerage commissions reported on Form 1099-DIV.

     (4) The full amount of the dividend income is taxable to a participant, except that in the case of a corporate stockholder such participant is eligible for a dividends received deduction equal to (i) 70% of the dividends received if the corporate stockholder owns less than 20% of the voting power and value of our outstanding stock (other than non-voting, non-convertible, non-participating preferred stock) or
          (ii) 80% of the dividends received if the corporate stockholder owns 20% or more of the voting power and value of our outstanding stock (other than any non-voting, non-convertible, non-participating preferred stock). The dividends received deduction for corporate stockholders is subject to certain holding period, taxable income and other limitations.

     (5) A participant's holding period for shares of common stock acquired pursuant to the plan will begin on the day following the date the shares are credited to the participant's account.

     (6) A participant will not realize taxable income as a result of receipt of certificates for whole shares of common stock credited to the participant's account, either upon the participant's request for those shares or upon withdrawal from participation in, or termination of, the plan.

     (7) A participant will realize gain or loss when the shares of common stock held in his or her plan account are sold or exchanged and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share of common stock credited to the participant's account upon termination of participation in, or termination of, the plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis thereof.

     (8) For participants who are subject to "backup" withholding, the plan administrator will invest in shares of common stock an amount equal to the cash dividends less the amount of tax required to be withheld. Backup withholding generally will apply if a participant (a) fails to furnish his or her taxpayer identification number (TIN), which for an individual is either his or her social security number (SSN) or individual taxpayer identification number (ITIN), (b) furnishes an incorrect TIN, (c) has been notified previously by the Internal Revenue Service that he or she has failed to report properly payments of interest and dividends, or (d) has failed to certify that he or she is not subject to backup withholding.

     (9) In the case of those foreign holders of our stock whose dividends are subject to United States withholding tax, the plan administrator will apply the net amount of the dividends of such foreign stockholders, after the deduction of withholding taxes (including withholding taxes owing by reason of the purchase of shares of common stock with reinvested stock dividends), to the purchase of shares of common stock. The statements confirming purchases made for foreign stockholders will indicate the amount of federal tax withheld. We may not refund withholding taxes that we withhold, but a participant may claim it as a credit on an individual federal income tax return. If such foreign stockholders desire to invest the full amount of their dividends, they may mail optional cash investments to the plan administrator in an amount equal to the amount of the tax withheld, even if less than $25. In addition, withholding will occur on any sale of shares if a participant is subject to withholding tax. The check sent to the participant will be reduced by the amount of tax withheld, any related brokerage commission and any other costs of sale.

     (10) Foreign stockholders who check the "Optional Cash Investments Only" box on the account authorization form will continue to receive cash dividends on shares registered in their names in the same manner as if they were not participating in the plan. Optional cash investments received from them must be in United States dollars and will be invested in the same manner as payments from other participants.

                       Where You Can Find More Information

     We file annual, quarterly and other reports and other information with the Securities and Exchange Commission. You can read and copy any information filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     In addition, the Securities and Exchange Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission, including MDU Resources Group, Inc. You may also access our Securities and Exchange Commission filings at our web site at http://www.mdu.com.

                           Incorporation by Reference

     The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with the Securities and Exchange Commission, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any information we furnish, rather than file, with the Securities and Exchange Commission pursuant to certain items of Form 8-K) until we terminate this offering. Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

     1. Our Annual Report on Form 10-K for the year ended December 31, 2002 (including portions of the Annual Report to Stockholders);

     2. Our Registration Statement on Form 8-A filed on September 21, 1994, as amended by Amendment No. 1 thereto, filed on March 23, 2000 and Amendment No. 2 thereto, filed on March 10, 2003 and any further amendments thereto; and

     3. Our Registration Statement on Form 8-A filed on November 12, 1998, as amended by Amendment No. 1 thereto, filed on March 23, 2000 and any further amendments thereto.

     You may request a copy of these documents, at no cost to you, by writing or calling the Investor Relations Department, MDU Resources Group, Inc., Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 222-7900.

                                     Experts

     The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports dated January 24, 2003 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles Assets"), incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule of MDU Resources Group, Inc. as of December 31, 2001 for the years ended December 31, 2001 and 2000 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance upon such report and upon the authority of said firm as experts in accounting and auditing in giving said report. On February 14, 2002, MDU Resources Group, Inc. dismissed Arthur Andersen LLP as its independent public accounting firm, and on March 25, 2002, the Company hired Deloitte & Touche LLP as the Company's independent auditors for the 2002 fiscal year. On June 15, 2002, Arthur Andersen LLP was convicted on federal charges of obstruction of justice, and in August 2002, Arthur Andersen LLP ceased performing auditing services worldwide. These events may materially and adversely affect the ability of Arthur Andersen LLP to satisfy all of their existing and future obligations, including claims under the federal securities laws. Accordingly, purchasers of common stock pursuant to the plan may be limited in their ability to recover damages from Arthur Andersen LLP for any claims that may arise out of Arthur Andersen LLP's audit of the Company's financial statements. In addition, MDU Resources Group, Inc. was not able to obtain the consent of Arthur Andersen LLP as required by Section 7 of the Securities Act to the incorporation by reference of their report on the audited financial statements into the registration statement. As a result of Arthur Andersen LLP not having provided a consent, the ability of purchasers of the common stock pursuant to the plan to assert claims and seek remedies against Arthur Andersen LLP may be limited with respect to their report, particularly those remedies arising under Section 11 of the Securities Act.

                                 Legal Opinions

     The validity of the common stock has been passed upon for us by Lester H. Loble, II, Esq., Executive Vice President, General Counsel and Secretary for MDU Resources Group, Inc., and by LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019. As of March 1, 2003, Mr. Loble owned approximately 67,953 shares of common stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

       Exhibit No.          Description

          *3(a) Restated Certificate of Incorporation of MDU Resources, as amended, filed as Exhibit 3(a) to Form 10-Q for the quarter ended June 30, 2002, in File No. 1-3480.

          *3(b) Certificate of Designations of Series B Preference Stock of MDU Resources, as amended, filed as Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 2002, in File No. 1-3480.

           3(c)     Bylaws of MDU Resources, as amended.

          *4(a) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-Fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-Sixth through Forty-Ninth Supplements thereto between MDU Resources and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A. C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682; Exhibits 4(e), 4(f) and 4(g) in Registration No. 33-53896; and Exhibit 4(c)(i) in Registration No. 333-49472.

          *4(b)     Rights Agreement, dated as of November 12, 1998, between
                    MDU Resources and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

           5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to MDU Resources.

           5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to MDU Resources.

           8 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to MDU Resources (included in Exhibit 5(b)).

          23(a) Consent of Deloitte & Touche LLP, independent public accountants.

          23(b) Consents of Lester H. Loble, II, Esq. and LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in their opinions filed as Exhibit 5(a) and Exhibit 5(b), respectively).

          24        Power of Attorney (included as part of the signature pages).

-------------------
* Incorporated herein by reference as indicated.

Arthur Andersen LLP has not consented to the incorporation by reference of their audit report, dated January 23, 2002, in this Post-Effective Amendment No. 1 to Registration Statement on

Form S-3 (No. 333-06127), and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act of 1933, as amended.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 7th day of March, 2003.

                                         MDU RESOURCES GROUP, INC.

                                         By:  /s/ Martin A. White
                                              ----------------------------------
                                              Martin A. White
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named on the cover of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                      Signature                                  Title                            Date

/s/ Martin A. White                                     Chief Executive Officer               March 7, 2003
--------------------------------------------            and Director
Martin A. White
(Chairman of the Board, President
and Chief Executive Officer)

/s/ Warren L. Robinson                                  Chief Financial Officer               March 7, 2003
--------------------------------------------
Warren L. Robinson
(Executive Vice President, Treasurer
and Chief Financial Officer)

/s/ Vernon A. Raile                                     Chief Accounting Officer              March 7, 2003
--------------------------------------------
Vernon A. Raile
(Senior Vice President, Controller
and Chief Accounting Officer)


                                      II-5



/s/ Harry J. Pearce                                     Lead Director                         March 7, 2003
--------------------------------------------
Harry J. Pearce

                                                        Director
--------------------------------------------
Bruce R. Albertson

/s/ Thomas Everist                                      Director                              March 7, 2003
--------------------------------------------
Thomas Everist

/s/ Dennis W. Johnson                                   Director                              March 7, 2003
--------------------------------------------
Dennis W. Johnson

/s/ Robert L. Nance                                     Director                              March 7, 2003
--------------------------------------------
Robert L. Nance

/s/ John L. Olson                                       Director                              March 7, 2003
--------------------------------------------
John L. Olson

/s/ Homer A. Scott, Jr.                                 Director                              March 7, 2003
--------------------------------------------
Homer A. Scott, Jr.

/s/ Joseph T. Simmons                                   Director                              March 7, 2003
--------------------------------------------
Joseph T. Simmons

/s/ Sister Thomas Welder                                Director                              March 7, 2003
--------------------------------------------
Sister Thomas Welder

                                  EXHIBIT INDEX

       Exhibit No.          Description

          *3(a) Restated Certificate of Incorporation of MDU Resources, as amended, filed as Exhibit 3(a) to Form 10-Q for the quarter ended June 30, 2002, in File No. 1-3480.

          *3(b) Certificate of Designations of Series B Preference Stock of MDU Resources, as amended, filed as Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 2002, in File No. 1-3480.

           3(c)     Bylaws of MDU Resources, as amended.

          *4(a) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-Fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-Sixth through Forty-Ninth Supplements thereto between MDU Resources and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A. C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682; Exhibits 4(e), 4(f) and 4(g) in Registration No. 33-53896; and Exhibit 4(c)(i) in Registration No. 333-49472.

          *4(b)     Rights Agreement, dated as of November 12, 1998, between
                    MDU Resources and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

           5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to MDU Resources.

           5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to MDU Resources.

           8 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to MDU Resources (included in Exhibit 5(b)).

          23(a) Consent of Deloitte & Touche LLP, independent public accountants.

          23(b) Consents of Lester H. Loble, II, Esq. and LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in their opinions filed as Exhibit 5(a) and Exhibit 5(b), respectively).

          24        Power of Attorney (included as part of the signature pages).

-------------------
* Incorporated herein by reference as indicated.

Arthur Andersen LLP has not consented to the incorporation by reference of their audit report, dated January 23, 2002, in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-06127), and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act of 1933, as amended.